UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2011 (June 8, 2011)

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53945 (Commission File Number)	26-2875286 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item

5.07

Submission of Matters to a Vote of Security Holders.

On June 8, 2011, Inland Diversified Real Estate Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Registrant”) held its annual meeting of stockholders. At the annual meeting, our stockholders (1) elected the seven nominees listed below to serve as directors for a term ending at the 2012 annual meeting of stockholders, and each will continue in office until his or her successor has been elected and qualifies, or until his or her earlier death, removal, resignation or retirement, and (2) ratified the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

The voting results for each of the seven persons nominated to serve as directors are as follows:

Nominee	For	Withheld
Lee A. Daniels	18,358,447	432,387
Gerald W. Grupe	18,337,853	452,981
Brenda G. Gujral	18,353,886	436,949
Heidi N. Lawton	18,364,374	426,460
Barry L. Lazarus	18,358,541	432,293
Robert D. Parks	18,359,989	430,845
Charles W. Wurtzebach	18,349,330	441,505

With respect to the proposal to ratify the selection of KPMG LLP, stockholders holding 18,193,160 shares voted in favor of the proposal, stockholders holding 166,631 shares voted against the proposal and stockholders holding 431,044 shares abstained from voting on this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date:	June 13, 2011	By:	/s/ Steven T. Hippel
		Name:	Steven T. Hippel
		Title	Chief Accounting Officer

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